EXHIBIT 4.1


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                                RIGHTS AGREEMENT


                                     between

                       CHILDREN'S BROADCASTING CORPORATION


                                       and


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (as Rights Agent)



                          Dated as of February 19, 1998

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                                TABLE OF CONTENTS
                                                                            Page

Section 1.    Definitions......................................................1

Section 2.    Appointment of Rights Agent......................................6

Section 3.    Issue of Right Certificates......................................6

Section 4.    Form of Right Certificates.......................................8

Section 5.    Countersignature and Registration................................8

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right
              Certificates.....................................................9

Section 7.    Exercise of Rights; Purchase Price; Expiration Date of
              Rights..........................................................10

Section 8.    Cancellation and Destruction of Right Certificates..............11

Section 9.    Availability of Common Shares...................................12

Section 10.   Record Holders of Common Shares Issued Upon Exercise of
              Common Rights...................................................12

Section 11.   Adjustment of Purchase Price, Number and Kind of Shares
              or Number of Rights.............................................13

Section 12.   Certificate of Adjustment.......................................19

Section 13.   Consolidation, Merger or Sale or Transfer of Assets or
              Earning Power...................................................19

Section 14.   Fractional Rights and Fractional Shares.........................22

Section 15.   Rights of Action................................................23

Section 16.   Agreement of Right Holders......................................23

Section 17.   Right Certificate Holder Not Deemed a Shareholder...............24

Section 18.   Concerning the Rights Agent.....................................24

Section 19.   Merger or Consolidation or Change of Name of Rights Agent.......25

Section 20.   Duties of Rights Agent..........................................25

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Section 21.   Change of Rights Agent..........................................27

Section 22.   Issuance of New Right Certificates..............................28

Section 23.   Redemption and Termination......................................28

Section 24.   Exchange........................................................29

Section 25.   Notice of Certain Events........................................30

Section 26.   Notices.........................................................31

Section 27.   Changes, Deletions, Supplements and Amendments..................32

Section 28.   Determinations and Actions by the Board of Directors............32

Section 29.   Successors......................................................32

Section 30.   Benefits of this Agreement......................................33

Section 31.   Severability....................................................33

Section 32.   Governing Law...................................................33

Section 33.   Counterparts....................................................33

Section 34.   Descriptive Headings............................................33

Signatures....................................................................34

Exhibit A     Form of Right Certificate......................................A-1

Exhibit B     Form of Summary of Rights to Purchase Common Shares............B-1

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                                RIGHTS AGREEMENT

         Rights Agreement, effective as of February 19, 1998 (the "Agreement"), between Children's Broadcasting Corporation, a Minnesota corporation (the "Company"), and Norwest Bank Minnesota, National Association (the "Rights Agent").

         The Board of Directors of the Company has authorized and declared a dividend of one common share purchase right (a "Right") for each share of the Company's common stock, par value $0.02 per share, outstanding at the Close of Business (as hereinafter defined) on February 27, 1998 (the "Record Date"), each Right representing the right to purchase Common Shares (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right (as such number may hereafter be adjusted pursuant to the provisions of Section 11) with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date (as such terms are hereinafter defined); PROVIDED, HOWEVER, that Rights may be issued with respect to Common Shares that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date or the Final Expiration Date in accordance with the provisions of Section 22.

         Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         SECTION 1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated:

         (a) "Acquiring Person" shall mean any Person (as hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, is, at any time, the Beneficial Owner (as hereinafter defined) of twenty percent (20%) or more of the Common Shares then outstanding. Notwithstanding the foregoing, (A) the term "Acquiring Person" shall not include: (i) the Company, (ii) any Subsidiary (as hereinafter defined) of the Company, (iii) any Person holding Common Shares acquired by that Person in a transaction occurring after the Record Date and approved in advance in writing by a majority of Disinterested Directors (as hereinafter defined) of the Company's Board of Directors to the extent, but only to the extent, of the Common Shares so held (a "Company-Approved Transaction"), (iv) any Employee Benefit Plan (as hereinafter defined) of the Company or of any Subsidiary of the Company, (v) any Person holding Common Shares for or pursuant to the terms of any Employee Benefit Plan described in clause (iv) of this sentence to the extent, but only to the extent, of the Common Shares so held, (vi) any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of twenty percent (20%) or more of the then outstanding Common Shares as a result of the acquisition of Common Shares directly from the Company, or (vii) any Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of twenty percent (20%) or more of the Common Shares outstanding on the twentieth Business Day (as hereinafter defined) preceding the Record Date, PROVIDED, HOWEVER, that such Person shall be deemed to be an "Acquiring Person" upon becoming the Beneficial Owner, together with all Affiliates and Associates of such Person, of any additional Common Shares representing an incremental increase of twenty

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percent (20%) or more of the Common Shares then outstanding, which were acquired at any time after the twentieth Business Day preceding the Record Date, and (B) no Person shall become an "Acquiring Person" solely as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person; PROVIDED, HOWEVER, that if a Person together with all Affiliates and Associates of such Person shall become the Beneficial Owner of twenty percent (20%) or more of the Common Shares then outstanding by reason of share acquisitions by the Company and if such Person or such Person's Affiliates and Associates, after such share acquisitions by the Company, becomes the Beneficial Owner of any additional Common Shares and, immediately after becoming the Beneficial Owner of such additional Common Shares, such Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of twenty percent (20%) or more of the Common Shares then outstanding, then such Person (unless such Person shall be any of the Persons described in clauses (i) through (vii) of the preceding phrase (A) of this paragraph) will be deemed to be an "Acquiring Person." An entity other than the Company or any Subsidiary of the Company holding Common Shares for or pursuant to the terms of an Employee Benefit Plan of the Company or of any Subsidiary of the Company and, in addition, being the Beneficial Owner of Common Shares that are not held for or pursuant to the terms of any such plan will be deemed to constitute an "Acquiring Person," notwithstanding anything herein stated, if, but only if, it, together with its Affiliates and Associates, will be the Beneficial Owner of twenty percent (20%) or more, exclusive of those Common Shares held by it for or pursuant to the terms of any such plan, of the Common Shares then outstanding. Notwithstanding anything in this Section 1(a) to the contrary, if the Board of Directors of the Company determines in good faith that Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph, then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act (as hereinafter defined), as in effect on the date of this Agreement.

         (b) "Adjustment Shares" shall have the meaning set forth in Section 11(a)(ii).

         (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Exchange Act Rule 12b-2, as in effect on the date of this Agreement.

         (d) "Agreement" shall mean the Rights Agreement, effective as of February 19, 1998, between the Company and the Rights Agent.

         (e) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own," or have "beneficial ownership" of, any securities:

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                  (i) which such Person or any of such Person's Affiliates or
         Associates beneficially owns, directly or indirectly; or

                  (ii) which such Person or any of such Person's Affiliates or Associates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, other rights (other than the Rights), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, or to have beneficial ownership of, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

                  (iii) which such Person or any of such Person's Affiliates or Associates has the right to vote or to dispose of (including, without limitation, pursuant to any agreement, arrangement or understanding (whether or not in writing); PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, or to have beneficial ownership of, any security if the agreement, arrangement or understanding to vote such security (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D, or any comparable or successor report, under the Exchange Act, as being beneficially owned by such Person; or

                  (iv) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (iii) of this paragraph), or disposing of any voting securities of the Company.

Notwithstanding the foregoing, (A) any securities that are owned or held by (i) the Company, (ii) any Subsidiary of the Company, (iii) any Person pursuant to a Company-Approved Transaction, or (iv) any Employee Benefit Plan of the Company or of any Subsidiary of the Company (and any securities that are owned or held by any Person pursuant to the terms of any such Employee Benefit Plan), shall not be deemed to be beneficially owned by any other Person and no other Person shall be deemed to be the Beneficial Owner of such securities to the extent, but only to the extent, of the securities so held; and (B) the phrase "then outstanding," when used in reference to a Person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed by this Agreement to beneficially own.

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         (f) "Blue Sky" laws shall mean state securities laws and the rules and regulations promulgated thereunder as amended and supplemented from time to time.

         (g) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of Minnesota are authorized or obligated by law or executive order to close.

         (h) "Close of Business" on any given date shall mean 5:00 p.m., Minneapolis, Minnesota time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 p.m., Minneapolis, Minnesota time, on the next succeeding Business Day.

         (i) "Commission" shall mean the United States Securities and Exchange Commission or any successor thereto.

         (j) "Common Shares" shall mean one or more shares of common stock, par value $0.02 per share, of the Company.

         (k) "Common Shares of the Principal Party" shall mean the capital stock (or equity interest) with the greatest voting power of the Principal Party.

         (l) "Company" shall mean Children's Broadcasting Corporation, a Minnesota corporation.

         (m) "Company-Approved Transaction" shall have the meaning set forth in
Section 1(a).

         (n) "Current Per Share Market Price" shall have the meaning set forth in Section 11(d).

         (o) "Disinterested Director" shall mean (i) any member of the Board of Directors of the Company who is not an officer or employee of the Company or any of its Subsidiaries and who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, or (ii) any successor to a director meeting the requirements of clause (i) of this sentence (a "Prior Director"), if such successor meets the requirements of clause (i) of this sentence, was not a nominee or representative of an Acquiring Person or an Affiliate or Associate of an Acquiring Person, and was recommended for election or elected to succeed the Prior Director by a majority of the Disinterested Directors then on the Board of Directors of the Company.

         (p) "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.

         (q) "Employee Benefit Plan" shall have the meaning set forth in Section 3 of the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder, as amended and supplemented from time to time, or any successor statute.

         (r) "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended and supplemented from time to time, or any successor statute.

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         (s) "Exchange Consideration" has the meaning set forth in Section
24(a).

         (t) "Final Expiration Date" shall mean the Close of Business on February 13, 2008, unless extended as described herein.

         (u) "Nasdaq" shall mean the National Association of Securities Dealers, Inc. Automated Quotations System.

         (v) "Person" shall mean any individual, firm, corporation, incorporated or unincorporated association, limited liability company, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

         (w) "Principal Party" shall have the meaning set forth in Section
13(b).

         (x) "Prior Director" shall have the meaning set forth in Section 1(o).

         (y) "Purchase Price" shall have the meaning set forth in Section 7(b).

         (z) "Record Date" shall mean the Close of Business on February 27,
1998.

         (aa) "Redemption Date" shall mean the time at which the Rights are redeemed as provided in Section 23.

         (bb) "Redemption Price" shall have the meaning set forth in Section 23(a).

         (cc) "Right" shall mean the right to purchase Common Shares after the Record Date, authorized by the Board of Directors of the Company, subject to adjustment as provided herein.

         (dd) "Right Certificate" shall have the meaning set forth in Section 3(a).

         (ee) "Rights Agent" shall mean Norwest Bank Minnesota, National Association, or any successor thereto, subject to change as provided herein.

         (ff) "Securities Act" shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder as amended and supplemented from time to time, or any successor statute.

         (gg) "Section 11(a)(ii) Event" shall have the meaning set forth in
Section 11(a)(ii).

         (hh) "Section 13(a) Transaction" shall have the meaning set forth in
Section 13(a).

         (ii) "Security" shall have the meaning set forth in Section 11(d).

         (jj) "Shares Acquisition Date" shall mean the first date of a public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has

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become such; PROVIDED, HOWEVER, that, if such Person is determined not to have become an Acquiring Person pursuant to Section 1(a), then no Share Acquisition Date shall be deemed to have occurred.

         (kk) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

         (ll) "Summary of Rights" shall have the meaning set forth in Section 3(b).

         (mm) "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

         SECTION 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

         SECTION 3. ISSUE OF RIGHT CERTIFICATES.

         (a) Until the earlier of (i) the fifteenth Business Day (or such later date as may be determined by action of the Board of Directors of the Company) after the Shares Acquisition Date, or (ii) the fifteenth Business Day (or such later date as may be determined by action of the Board of Directors of the Company) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any Person holding Common Shares acquired in a Company-Approved Transaction, any Employee Benefit Plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or the first public announcement of the intention (which intention shall not have been withdrawn within five Business Days (as defined in Rule 14d-1 under the Exchange Act)) of any Person (other than the Company, Subsidiary of the Company, any Person holding Common Shares acquired in a Company-Approved Transaction, any Employee Benefit Plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence a tender or exchange offer, the consummation of which would result in beneficial ownership by a Person (other than a Person referenced in the foregoing parenthetical) of twenty percent (20%) or more of the Common Shares then outstanding (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the Close of Business on the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b)) solely by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates where the context so requires) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights

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Agent will, if requested, send), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, one or more Right Certificates, in substantially the form of Exhibit A hereto (the "Right Certificate"), evidencing one Right for each Common Share of the Company so held, subject to adjustment pursuant to Section 11(i). If an adjustment in the number of Rights per Common Share of Company Stock has been made pursuant to
Section 11(i), at the time Rights Certificates are distributed the Company may, to the extent provided in Section 14(a), make the necessary and appropriate rounding adjustments (as set forth in Section 14(a)) so that Rights Certificates are distributed representing only whole numbers of Rights and pay cash in lieu of fractional Rights pursuant to Section 14(a). As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

         (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Common Shares, in substantially the form of Exhibit B hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Record Date, at the address of such holder shown on the records of the Company. Until the Distribution Date (or in the earlier of the Redemption Date or the Final Expiration Date) the surrender for transfer of any certificate for Common Shares, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of Rights associated with Common Shares, and the registered holders of the Common Shares shall also be the registered holders of the associated Rights.

         (c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares which are subsequently disposed of by the Company) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

         This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Children's Broadcasting Corporation and Norwest Bank Minnesota, National Association, dated as of February 19, 1998, as the same may be amended from time to time (the "Rights Agreement"), the terms of which (including restrictions on the transfer of such Rights) are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Children's Broadcasting Corporation. Under certain circumstances, as set forth in the Rights Agreement, the Rights described therein will be evidenced by separate certificates and will no longer be evidenced by this certificate. Children's Broadcasting Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt from such holder of a written request therefor addressed to its Secretary. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as

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         those terms are defined in the Rights Agreement) shall become null and void. The Rights shall not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder of the Rights, or the exercise by such holder of the Rights in such jurisdiction, has not been obtained or is not obtainable.

With respect to certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, the registered holders of Common Shares shall also be the registered holders of the associated Rights, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. If the Company purchases or acquires any of its Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with such of its Common Shares as are no longer outstanding. Notwithstanding this paragraph, the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

         (d) Notwithstanding anything in this Agreement to the contrary, from and after the time any Person becomes an Acquiring Person, any Rights that are or were acquired or beneficially owned by such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be null and void without any further action, and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights, whether under this Agreement (including the right to exercise such Rights under any provision of this Agreement) or otherwise.

         SECTION 4. FORM OF RIGHT CERTIFICATES. The Right Certificates may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto (including, without limitation, any rule or regulation of any stock exchange on which the Rights may from time to time be listed), to conform to usage, or to reflect adjustments to the Rights made pursuant to this Agreement. Subject to the provisions of Sections 23 and 24, the Right Certificates shall entitle the holders thereof to purchase such number and kind of shares as shall be set forth therein at the price per share set forth therein, but the number and kind of such shares, and the Purchase Price, shall be subject to adjustment as provided in this Agreement.

         SECTION 5. COUNTERSIGNATURE AND REGISTRATION.

         (a) The Right Certificates must be executed on behalf of the Company by its Chairman of the Board of Directors, its President or any Vice President, either manually or by facsimile signature, may have affixed thereto the Company's seal or a facsimile thereof, and must be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates must be manually countersigned by the Rights Agent and will not be valid for any purpose unless countersigned. If any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may

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be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the signing of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

         (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or the office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Right Certificates. Such books must show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, and the date of each of the Right Certificates.

         SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.

         (a) Subject to the provisions of Sections 7, 11, 14 and 23, at any time after the Distribution Date, and at or prior to the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than any Right Certificate or Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) or that have been exchanged pursuant to Section 24) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number and kind of shares as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall endorse and surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged, accompanied by appropriate supporting documentation, at the office or offices of the Rights Agent designated for such purpose. Thereupon the Rights Agent will, subject to
Section 14, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment by the registered holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder has duly completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company may reasonably request.

         (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate

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if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         SECTION 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF
RIGHTS.

         (a) Subject to Section 7(f), the registered holder of any Rights Certificates may exercise the Rights evidenced thereby at any time after the Distribution Date upon surrender of the Right Certificate (with the form of election to purchase on the reverse side thereof duly completed), to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price (as adjusted from time to time as provided in Sections 11 and 13) for each Common Share (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at or prior to the earliest of (i) the Final Expiration Date, (ii) the Redemption Date, or (iii) the time at which such Rights are exchanged as provided in Section 24.

         (b) The Purchase Price for each Common Share pursuant to the exercise of a Right shall initially be $18.00, which Purchase Price is subject to adjustment from time to time as provided in Sections 11 and 13 (the "Purchase Price"), and is payable in lawful money of the United States of America in accordance with paragraph (c) below.

         (c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights (with the form of election to purchase duly completed and signed), accompanied by payment of the Purchase Price for the shares to be purchased (plus an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9) by certified check, cashier's check or money order payable to the order of the Company, subject to Section 20 the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Common Shares (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the number of Common Shares to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company has elected to deposit the total number of Common Shares issuable upon exercise of the Rights under this Agreement with a depository agent, requisition from the depository agent, depository receipts representing such number of Common Shares as are to be purchased (in which case certificates for the Common Shares represented by such receipts will be deposited by the transfer agent with the depository agent) and the Company hereby directs the depository agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional interests in shares in accordance with Section 14,
(iii) after receipt of such certificates or depository receipts, cause the same to be issued to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt, deliver such cash, property or other securities to or upon the order of the registered holder of such Right Certificate.

         (d) Except as may be otherwise provided herein, if the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights

Agent and delivered to the registered holder of such Right Certificate or to such holder's duly authorized assigns, subject to the provisions of Section 14.

         (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) duly completed and signed a certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of such Rights Certificate or Affiliates or Associates thereof as the Company shall reasonably request.

         (f) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has a continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(f), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(f) are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

         SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate representing Rights purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates after any retention period required by the Commission has lapsed, and in such case shall deliver a certificate of destruction thereof to the Company.

         SECTION 9. AVAILABILITY OF COMMON SHARES.

         (a) The Company will cause to be reserved and kept available out of its authorized and unissued Common Shares or any Common Shares held in its treasury, the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Rights.

         (b) The Company will take all such actions as may be necessary to ensure that all Common Shares delivered upon exercise of Rights will be, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price and any applicable transfer taxes), duly and validly authorized and issued and fully paid and nonassessable Common Shares.

         (c) The Company will pay when due and payable any and all federal and state transfer taxes and charges payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares upon the exercise of Rights. The Company will not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depository receipts for Common Shares in a name other than that of, the registered holder of the Right Certificates evidencing Rights surrendered for transfer, delivery or exercise or to issue or to deliver any certificates or depository receipts for Common Shares upon the exercise of any Rights until any such tax has been paid (any such tax being payable by the holder of such Right Certificates at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         (d) Notwithstanding any provision in this Agreement to the contrary, the Rights shall not be exercisable by a holder in any jurisdiction where the requisite qualification for the issuance to such holder, or the exercise by such holder of the Rights in such jurisdiction, shall not have been obtained or be obtainable, or the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

         SECTION 10. RECORD HOLDERS OF COMMON SHARES ISSUED UPON EXERCISE OF COMMON RIGHTS. Each Person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Common Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate as such shall not be entitled to any rights of a holder of Common Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                  (a) (i) If the Company at any time after the date of this Agreement (A) declares a dividend on the Common Shares payable in Common Shares, (B) subdivides the outstanding Common Shares into a greater number of such shares, (C) combines the outstanding Common Shares into a smaller number of Common Shares, or (D) issues any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation, merger or statutory share exchange in which the Company is the continuing, surviving or acquiring corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or at the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date pursuant to the exercise of the Rights will be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect (and any applicable transfer taxes), the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; PROVIDED, HOWEVER, that in no event will the consideration to be paid upon the exercise of one Right be less than the per share par value of the Common Shares issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Sections 11(a)(i) and 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                           (ii) Subject to Sections 23 and 24 of this Agreement, if any Person becomes an Acquiring Person in a Transaction other than any of the transactions described in Section 13(a) (the first occurrence of such event being referred to hereinafter as the "Section 11(a)(ii) Event"), then each holder of a Right, except as otherwise provided in Sections 11(a)(ii) and 11(a)(iii), shall thereafter have a right to receive, upon exercise thereof pursuant to Section 7, at a price equal to the then current Purchase Price multiplied by the number of Common Shares for which a Right is then exercisable, in accordance with the terms of this Agreement, such number of Common Shares as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of Common Shares for which a Right is then exercisable and dividing that product by (B) fifty percent (50%) of the then Current Per Share Market Price of the Common Shares (determined pursuant to Section 11(d)) on the date such Person became an Acquiring Person (such number of shares being referred to as the "Adjustment Shares"); PROVIDED, HOWEVER, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13, then only the provisions of Section 13 shall apply and no adjustment will be made pursuant to this Section 11(a)(ii)). In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights. From and after the occurrence of the Section 11(a)(ii) Event, any Rights which are or were acquired or beneficially owned by any Acquiring Person (or any Affiliate or Associate of any Acquiring Person) shall be null and void without any further action and no holder of such Rights will thereafter any rights whatsoever with respect to such Rights, whether under any provisions of this Agreement or otherwise. No Rights Certificate shall be issued pursuant to Section 3 or 6 that represents Rights that are or would be null and void pursuant to the preceding sentence; no Rights Certificate will be issued at any time upon the transfer of any Rights to an Acquiring Person, to any Associate or Affiliate or any such Acquiring Person, or to any nominee of any such Acquiring Person or Associate or Affiliate thereof; and any Rights Certificate delivered to the Rights Agent that represents Rights that are or would have become null and void pursuant to the provisions of the preceding sentence will be canceled. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

                           (iii) If there are not sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company will, to the extent permitted by applicable law, take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights, including the calling of a meeting of shareholders; PROVIDED, HOWEVER, if the Company is not able to cause the authorization of additional Common Shares then the Company, to the extent necessary and permitted by applicable law, and any material agreements then in effect to which the Company is a party, shall, at its option (A) pay cash equal to twice the applicable Purchase Price (as adjusted pursuant to Section 11) in lieu of issuing any such Common Shares and requiring payment therefor, or (B) issue equity securities having a value equal to the market price of Common Shares which otherwise would have been issuable pursuant to subparagraph (ii) of this Section 11(a), which value shall be determined by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and will be binding on the Rights Agent, or (C) distribute a combination of Common Shares, cash and/or other equity securities having a value equal to the market price of the Common Shares which would otherwise be issuable pursuant to subparagraph (ii) of this Section 11(a), determined in accordance with the preceding clause (B), upon exercise of the related Rights.

                           (iv) Notwithstanding the foregoing or anything in this Agreement to the contrary, from and after the time any Person becomes an Acquiring Person, any Rights that are or were acquired or beneficially owned by such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be null and void without any further action, and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights, whether under this Agreement (including the right to exercise such Rights under any provision of this Agreement) or otherwise.

                           (v) No Right Certificate shall knowingly be issued pursuant to Section 3 or 6 that represents Rights beneficially owned by an Acquiring Person; no Right Certificate shall knowingly be issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person shall be canceled.

         (b) If the Company, at any time after execution of this Agreement, fixes a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or shares having the same rights, privileges and preferences as the Common Shares ("Equivalent Common Shares")) or securities convertible into Common Shares or Equivalent Common Shares at a price per Common Share or Equivalent Common Share (or having a conversion price per share, if a security convertible into Common Shares or Equivalent Common Shares) less than the then Current Per Share Market Price of the Common Shares (as determined pursuant to Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares and Equivalent Common Shares outstanding on such record date (or into which any outstanding convertible securities are initially convertible) plus the number of Common Shares and/or Equivalent Common Shares which the aggregate offering price of the total number of Common Shares and/or Equivalent Common Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price, and the denominator of which shall be the number of Common Shares and/or Equivalent Common Shares outstanding on such record date plus the number of additional Common Shares and/or Equivalent Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the per share par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and will be binding on the Rights Agent. Common Shares and Equivalent Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and if such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (c) If, at any time after the date of execution of this Agreement, the Company fixes a record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular periodic cash dividend paid out of earnings or retained earnings or a dividend payable in Common Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then Current Per Share Market Price of the Common Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and will be binding on the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Common Share, and the denominator of which shall be such Current Per Share Market Price of the Common Shares; PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the per share par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and if such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (d) Except as otherwise provided herein, for the purposes of any computation hereunder, the "Current Per Share Market Price" of any security (a "Security" for the purpose of this Section 11(d)) on any date will be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days immediately prior to such date; PROVIDED, HOWEVER, that if the Current Per Share Market Price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to reflect the Current Per Share Market Price of the equivalent of such Security. The closing price for each day will be the last sale price, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq National Market or the Nasdaq SmallCap Market or, if the Security is not listed or admitted to trading on the Nasdaq National Market or the Nasdaq SmallCap Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. If the Security is not publicly held or so listed or traded, and no market maker is making, or has made during the relevant period, a market in the Security, Current Per Share Market Price will be the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and will be binding on the Rights Agent.

         (e) Anything herein to the contrary not withstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) of the Purchase Price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a Common Share or other capital stock of the Company as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 will be made no later than the earlier of
(i) three years from the date of the transaction which requires such adjustment, or (ii) the Final Expiration Date.

         (f) If as a result of an adjustment made pursuant to Section 11(a) or
Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than the Common Shares, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of this Section 11 with respect to the Common Shares, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Common Shares shall apply on like terms to any such other shares.

         (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares or other capital stock of the Company purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (h) Unless the Company exercises its election provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Shares (calculated to the nearest one ten-thousandth of a share) obtained by (i) multiplying (x) the number of shares covered by such Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights will be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company may, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Right Certificates so to be distributed will be issued, executed and countersigned in the manner provided for in this Agreement and will be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Shares which were expressed in the initial Right Certificates issued hereunder.

         (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Shares, or other shares of capital stock of the Company issuable upon exercise of the Rights, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares, or other such shares at such adjusted Purchase Price.

         (l) In any case in which this Section 11 requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Common Shares, and other capital stock of the Company, if any, issuable upon such exercise over and above the Common Shares, and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company will deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors of the Company determines to be advisable in order that any (i) consolidation or subdivision of the Common Shares, (ii) issuance wholly for cash of any Common Shares at less than the current market price, (iii) issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, (iv) dividends of Common Shares payable in Common Shares, or (v) issuance of rights, options or warrants referred to in Section 11(b), hereafter made by the Company to holders of its Common Shares, shall not be taxable to such shareholders.

         (n) Unless a majority of the Disinterested Directors agree in writing to the contrary, the Company will not, after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which does not violate Section 11(o), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which does not violate Section 11(o), (iii) effect a share exchange with any other Person or conversion of the Company into another entity (other than with a Subsidiary of the Company in a transaction which does not violate Section 11(o), or (iv) sell or transfer (or permit any Subsidiary of the Company to sell or transfer), in one transaction or series of related transactions, assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions, each of which does not violate Section 11(o), if
(x) at the time of or immediately after such consolidation, merger, exchange, conversion, sale, or transfer there are any charter or by-law provisions or any rights, warrants or other instruments or securities outstanding or agreements in effect which would materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, or (y) prior to, simultaneously with or immediately after such consolidation, merger, exchange, conversion or sale, the shareholders or interest holders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13, would receive a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. Nothing in this Section 11 shall be construed to limit or otherwise restrict in any manner the rights of redemption contained in Section 23.

         (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, 24 or 27, take (or permit any Subsidiary of the Company to take) any action if, at the time such action is taken, it is reasonably foreseeable that such action will diminish in any material manner or otherwise eliminate the benefits intended to be afforded by the Rights.

         (p) If any adjustment in the Purchase Price pursuant to paragraph (b) or (c) of this Section 11 would not be permitted by law or under the Company's Articles of Incorporation, no such issuance of securities or distribution of evidences of indebtedness or other assets or subscription rights or warrants, as the case may be, that would require such an adjustment but for the limitations established by law or the Company's Articles of Incorporation, shall be made by the Company.

         (q) The exercise of Rights under Section 11(a)(ii) shall only result in the loss of rights under Section 11(a)(ii) to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Agreement, including the rights represented by Section 13.

         SECTION 12. CERTIFICATE OF ADJUSTMENT. Whenever an adjustment is made as provided in Section 11 or 13, the Company will promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate, and (c) if such adjustment is made after the Distribution Date, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25.

         SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

         (a) If, on or after the Shares Acquisition Date, directly or indirectly, (i) the Company consolidates with, merges with and into, or effects a share exchange or conversion with or into any Person, (ii) any Person merges with and into the Company or effects a share exchange or conversion with or into the Company and the Company is the continuing or surviving corporation in such transaction and, in connection with such transaction, all or part of the Common Shares is changed into or exchanged for stock or other securities of any Person (including the Company) or cash or any other property, or (iii) the Company sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers), in one or more transactions, assets or earning power aggregating fifty percent (50%) or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons other than the Company or one or more of its Subsidiaries (the first occurrence of such event being referred to hereinafter as a "Section 13(a) Transaction"), then, and in each such case, proper provision shall be made so that (A) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof and payment of the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii)) in accordance with the terms of this Agreement and in lieu of Common Shares, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable Common Shares of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by dividing the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii)) by fifty percent (50%) of the then Current Per Share Market Price of the Common Shares of the Principal Party on the date of consummation of such transaction; PROVIDED, HOWEVER, that the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii)) and the number of Common Shares of the Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11(f) to reflect any events occurring in respect of the Common Shares of the Principal Party after the occurrence of such transaction; (B) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such transaction, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company," as used in this Agreement, shall thereafter be deemed to mean and refer to such Principal Party; and (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of Common Shares of the Principal Party in accordance with this Agreement) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares of the Principal Party thereafter deliverable upon the exercise of the Rights; and PROVIDED that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this
Section 13(a), such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Shares of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including, but not limited to, reservation of shares of capital stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property. The Company shall not consummate any Section 13(a) Transaction unless the Principal Party shall have a sufficient number of authorized Common Shares of the Principal Party which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and the Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this
Section 13 and further providing that, immediately after the date of any Section 13(a) Transaction, the Principal Party at its own expense will (i) prepare and file a registration statement under the Securities Act with respect to the Rights and any securities purchasable upon exercise of the Rights on an appropriate form, cause such registration statement to become effective as soon as possible after such filing and cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date; (ii) qualify or register the Rights and any securities purchasable upon exercise of the Rights, and take all such other action as may be required or as is appropriate, under the Blue Sky laws of such jurisdictions as may be necessary or appropriate; and (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 under the Exchange Act. Unless a majority of Disinterested Directors agree in writing to the contrary, the Company shall not enter into any Section 13(a) Transaction if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, exchanges, conversations, sales or other transfers. The rights under this Section 13 shall be in addition to the rights to exercise Rights and adjustments under Section 11(a)(ii) and shall survive any exercise thereof.

         (b) "Principal Party" shall mean

                  (i) in the case of any transaction described in (i) or (ii) of the first sentence of Section 13(a): (A) the Person that is the issuer of the securities into which the Common Shares are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the capital stock of which has the greatest aggregate market value of shares outstanding, or (B) if no securities are so issued: (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the capital stock of which has the greatest aggregate market value of shares outstanding, (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives), or (z) the Person resulting from the consolidation; and

                  (ii) in the case of any transaction described in (iii) of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of capital stock having the greatest aggregate market value of shares outstanding;

PROVIDED, HOWEVER, that in any such case, (1) if the securities of such Person are not at such time or have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the securities of which are and have been so registered, "Principal Party" shall mean such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one other Person, the securities of two or more of which are and have been so registered, "Principal Party" shall mean whichever of such other Persons is the issuer of the securities so registered having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more other Persons that are not owned, directly or indirectly, by a joint venture formed by two or more other Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such Person were a Subsidiary of both or all of such other Persons and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct and indirect interests in such Person bear to the total of such interests.

         (c) Notwithstanding the foregoing or anything in this Agreement to the contrary, from and after the time any Person becomes an Acquiring Person, any Rights that are or were acquired or beneficially owned by such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be null and void without any further action, and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights, whether under this Agreement (including the right to exercise such Rights under any provision of this Agreement) or otherwise.

         (d) The Company covenants and agrees that it shall not, at any time after the occurrence of a Section 11(a)(ii) Event, enter into any Section 13(a) Transaction if (i) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the shareholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates, or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

         SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

         (a) The Company may in the discretion of its Board of Directors, but will not be required to, issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Board of Directors, in its discretion, may direct the Company to pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this
Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would otherwise be issuable. The closing price for any day shall be the last sale price, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq National Market or the Nasdaq SmallCap Market, or, if the rights are not listed or admitted to trading on the Nasdaq National Market or the Nasdaq SmallCap Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used to determine the current market value of a Right for purposes of this Section 14(a). Notwithstanding anything in this Section 14(a) to the contrary, prior to the Distribution Date, the current market value of the Right for purposes of this Section 14(a) shall for all purposes hereof, be deemed to be zero.

         (b) The Company may in the discretion of its Board of Directors, but will not be required to, issue fractional interests in Common Shares upon exercise of the Rights or distribute certificates which evidence fractional interests in Common Shares. Fractions of Common Shares may, at the election of the Company, be evidenced by depository receipt, pursuant to an appropriate agreement between the Company and the depository selected by it; PROVIDED that such agreement must provide that the holders of such depository receipts will have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Common Shares represented by such depository receipts. In lieu of fractional Common Shares, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(b), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)) for the Trading Day immediately prior to the date of such exercise.

         (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

         SECTION 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent under Section 18, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of any of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of any of the Common Shares) may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

         SECTION 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Shares;

         (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

         (c) the Company and the Rights Agent may deem and treat the Person in whose name any Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

         (d) the Company may issue Rights after the Record Date as provided in this Agreement; and

         (e) notwithstanding anything in this Agreement or the Rights to the contrary, the Company, the Rights Agent and the Board of Directors of the Company will not have any liability to any holder of a Right or other Person as a result of the inability of the Company or the Rights Agent to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation.

         SECTION 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or other distributions or be deemed for any purpose the holder of the Common Shares or any other securities of the Company, or interests therein, which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained in this Agreement or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, or to exercise preemptive rights (if any), until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         SECTION 18. CONCERNING THE RIGHTS AGENT.

         (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it under this Agreement and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties under this Agreement. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense (including the costs and expenses of defending any claim of liability), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement.

         (b) The Rights Agent will be protected and will incur no liability for, or in respect of, any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for any other securities of the Company, or any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in
Section 20.

         SECTION 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

         (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; PROVIDED, HOWEVER, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21. If at the time such successor Rights Agent succeeds to the agency created by this Agreement, any of the Right Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates have not been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor rights Agent; and in all such cases such Right Certificates will have the full force provided in the Right Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent is changed and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         SECTION 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates by their acceptance of the Rights will be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of the Current Per Share Market Price), be proved or established by the Company prior to taking or suffering any action under this Agreement, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board of Directors, President, any Vice President, the Secretary or the Treasurer of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent will be liable hereunder to the Company and any other Person only for the Rights Agent's own gross negligence, bad faith or willful misconduct.

         (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery of this Agreement (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including any Rights that become null and void pursuant to Section 11(a)(iv)) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board of Directors, President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it will not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

         (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing in this Agreement will preclude the Rights Agent from acting in any other capacity for the Company (including, without limitation, acting as transfer agent for the Common Shares) or for any other legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or power hereby vested in it or perform any duty under this Agreement either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

         SECTION 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail, and, if such notice is mailed after the Distribution Date, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and, if such notice is mailed after the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who will, with such notice, submit such holder's Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, must be a corporation or entity, or an affiliate of such a corporation or entity, organized and doing business under the laws of the United States or of the State of Minnesota (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Minnesota), in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent must deliver and transfer to the successor Rights Agent any property at the time held by the predecessor Rights Agent hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and, if such notice is filed after the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, will not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         SECTION 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

         SECTION 23. REDEMPTION AND TERMINATION.

         (a) The Board of Directors of the Company may, at its option and in its sole and absolute discretion, at any time prior to the earlier of (x) the Close of Business on the tenth Business Day after the Shares Acquisition Date, or (y) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 (one cent) per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with (or without) such conditions as the Board of Directors in its sole and absolute discretion may establish; PROVIDED, HOWEVER, that with respect to any redemption of Rights under either of the circumstances set forth in clauses (i) and (ii) below, the Rights may be redeemed only if there are Disinterested Directors then in office and the Board of Directors of the Company, with the concurrence of a majority of the Disinterested Directors then in office, approves such redemption; (i) such approval occurs at any time after any Person becomes an Acquiring Person, or
(ii) such approval occurs at any time after a change (resulting from a proxy solicitation or from a vote of shareholders or in any other manner) in a majority of the directors in office at the commencement of such solicitation, or prior to such vote, if any Person who is a participant in such solicitation or vote has stated (or, if the majority of the directors in office at the commencement of such solicitation or prior to such vote has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take or may consider taking, any action that would result in such Person becoming an Acquiring Person or that would result in the occurrence of a Section 11(a)(ii) Event.

         (b) The Company may, at its option, pay the Redemption Price in cash, in Common Shares (based on the Current Per Share Market Price of the Common Shares at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors of the Company; PROVIDED that if the Company elects to pay the Redemption Price in Common Shares, the

Company will not be required to issue fractional Common Shares and the number of Common Shares issuable to each holder of Rights will be rounded down to the next whole share. The Board of Directors and the Company will not have any liability to any person or entity as a result, directly or indirectly, of the redemption of Rights pursuant to this Section 23.

         (c) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this
Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price. The Company will promptly give public notice of any such redemption; PROVIDED, HOWEVER, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten Business Days after such action of the Board of Directors ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, the Company will mail a notice of redemption to all the holders of the then outstanding Rights at their addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner except as specifically set forth in Section 23 or 24, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

         SECTION 24. EXCHANGE.

         (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or any part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii)) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such amount per Right being hereinafter referred to as the "Exchange Consideration"); PROVIDED, HOWEVER, that with respect to any such action by the Board of Directors as to such an exchange, the Rights may be so exchanged only if (i) there are Disinterested Directors then in office, and (ii) the Board of Directors of the Company approves such exchange with the concurrence of a majority of the Disinterested Directors then in office. From and after the occurrence of a Section 13(a) Transaction, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a).

         (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this
Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive the Exchange Consideration. The Company shall promptly give public notice of any such exchange; PROVIDED, HOWEVER, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of
Section 11(a)(ii)) held by each holder of Rights.

         (c) Notwithstanding anything in this Section 24 to the contrary, in the event there shall not be sufficient authorized but unissued Common Shares to permit the exchange in full of the Rights as provided in paragraph (a) of this
Section 24, then, in such case, to the extent of such insufficiency, each Rights Certificate shall entitle the holder thereof to exchange each Right for the number of Common Shares equal to a fraction, (i) the numerator of which shall be the number of Common Shares authorized as of the Distribution Date, less: (A) the number of Common Shares issued and outstanding as of the Distribution Date,
(B) the number of Common Shares reserved for issuance pursuant to stock options, warrants, and other rights to purchase Common Shares from the Company outstanding on the Distribution Date, and (C) the number of Common Shares reserved for issuance by the Company under convertible debentures, preferred stock, or other securities outstanding on the Distribution Date and convertible into or exchangeable for Common Shares; and (ii) the denominator of which shall be the number of Common Shares issued and outstanding as of the Distribution Date, less Common Shares of which an Acquiring Person is the Beneficial Owner.

         (d) The Company may, but need not be required to, issue fractional Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company may pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purpose of this paragraph, the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second and third sentences of Section 11(d)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

         SECTION 25. NOTICE OF CERTAIN EVENTS.

         (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Common Shares or to make any other distribution to the holders of its Common Shares (other than a regular periodic cash dividend), (ii) to offer to the holders of its Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of fifty percent (50%) or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company and/or any of its Subsidiaries in or more transactions each of which does not violate Section 11), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the

Company shall give to each holder of a Right Certificate, in accordance with
Section 26, a notice of such proposed action, which shall specify the record date for purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Shares if any such date is to be fixed, and such notice shall be so given in the case of any action described by clause (i) or (ii) above at least ten days prior to the record date for determining holders of the Common Shares for purposes of such action, and in the case of any such other action, at least ten days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be earlier.

         (b) In case of a Section 11(a)(ii) Event or a Section 13(a) Transaction, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26, a notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Sections 11(a)(ii) and 13.

         (c) Failure to give notice required by this Section 25 or any defect therein shall not affect the legality or the validity of the action taken by the Company or the vote upon any such action.

         SECTION 26. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                   Children's Broadcasting Corporation
                   724 First Street North
                   Minneapolis, Minnesota 55401

                   Attention: Chief Financial Officer

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed (until another address is filed in writing with the Company) as follows:

                   Norwest Bank Minnesota, National Association
                   Shareowner Services Department
                   161 North Concord Exchange
                   South Saint Paul, Minnesota 55075

                   Attention: Manager, Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         SECTION 27. CHANGES, DELETIONS, SUPPLEMENTS AND AMENDMENTS. For so long as the Rights are then redeemable, the Company in its sole and absolute discretion may (and the Rights Agent shall at the direction of the Company) from time to time rescind, change, supplement or amend this Agreement in any respect without the approval of any holders of Right Certificates. At any time when the Rights are no longer redeemable, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (iii) shorten or lengthen any time period hereunder, or (iv) rescind, change, delete or supplement any of the provisions hereof in any manner which the Company may deem necessary or desirable (including, but without any limitation, changing (w) the percentage of ownership of Common Shares at which a Person becomes an Acquiring Person, (x) the definition of Distribution Date, (y) the time for or manner of redemption of Rights or (z) the time for, or limits on, amendment of this Agreement); PROVIDED that no such change shall adversely affect the interests of the holders of the Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person, in whose hands all Rights are null and void).

         SECTION 28. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS. For all purposes of this Agreement, Common Shares shall be deemed outstanding when and as actually issued by the Company, but shall not include Common Shares reacquired by the Company in any manner, whether held as treasury shares or canceled. The calculation for the purpose of determining the particular percentage of the outstanding Common Shares of which any Person is the Beneficial Owner shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (with, where specifically provided for herein, the concurrence of the Disinterested Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors (with, where specifically provided for herein, the concurrence of the Disinterested Directors) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors (with, where specifically provided for herein, the concurrence of the Disinterested Directors) in good faith, shall
(x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons, and (y) not subject the Board of Directors or the Disinterested Directors to any liability to the holders of the Rights.

         SECTION 29. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 30. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

         SECTION 31. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; PROVIDED, HOWEVER, that notwithstanding the foregoing, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company, with the concurrence of the majority of the Disinterested Directors then in office, determines in its good faith judgment that severing the invalid language from this Agreement would materially and adversely affect the purpose and effect of this Agreement, the right of redemption set forth in Section 23 shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Directors.

         SECTION 32. GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Minnesota and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State without giving effect to the conflicts of law provisions thereof.

         SECTION 33. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 34. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

Attest:                                    CHILDREN'S BROADCASTING CORPORATION


By     /s/ Lance W. Riley                  By     /s/ James G. Gilbertson
   ----------------------------------         ----------------------------------
Name:   Lance W. Riley                             James G. Gilbertson
Title:  General Counsel                            Chief Operating Officer
        and Secretary



Attest:                                     NORWEST BANK MINNESOTA,
                                            NATIONAL ASSOCIATION


By     /s/ Barbara M. Novak                 By    /s/ Susan J. Roeder
   ----------------------------------         ----------------------------------
Name:   Barbara M. Novak                           Susan J. Roeder
Title:  Assistant Secretary                        Assistant Vice President

                                                                       Exhibit A

                            FORM OF RIGHT CERTIFICATE

Certificate No. R. _________________                            _________ Rights

         NOT EXERCISABLE AFTER FEBRUARY 13, 2008, OR EARLIER IF
         REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $ 0.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                                RIGHT CERTIFICATE
                       CHILDREN'S BROADCASTING CORPORATION

         This certifies that _______________________________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 19, 1998, (the "Rights Agreement"), between Children's Broadcasting Corporation, a Minnesota corporation (the "Company"), and Norwest Bank Minnesota, National Association (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the Close of Business (as defined in the Rights Agreement) on February 13, 2008, at the principal offices of the Rights Agent, or at the offices of its successor as Rights Agent, one fully paid non-assessable share of the Company's common stock, par value $0.02 per share (the "Common Shares"), at a purchase price of $18.00 (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. As provided in the Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person shall become null and void.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent. The Company will mail to the holder of this Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of interests in Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.01 (one cent) per Right payable in cash, in Common Shares or other consideration, or (ii) may be exchanged in whole or in part for Common Shares.

         Fractional Common Shares may, but need not, be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof a cash payment may be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate actions, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company. Dated as of ______________________, ____.


ATTEST:                                  CHILDREN'S BROADCASTING
                                         CORPORATION
------------------------------------

Countersigned:                           By
                                            ------------------------------------
NORWEST BANK MINNESOTA,                           Christopher T. Dahl
NATIONAL ASSOCIATION                              Chief Executive Officer

Its
    --------------------------------

                    FORM OF REVERSE SIDE OF RIGHT CERTIFICATE


                               FORM OF ASSIGNMENT

                   (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

         FOR VALUE RECEIVED ___________________________________ hereby sells, assigns and transfers unto __________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

         Dated: _______________, _______.





                                            ------------------------------------
                                                        Signature


Signature Guarantee:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


--------------------------------------------------------------------------------
                                (To be completed)

         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and that after due inquiry and to the best of the knowledge of the undersigned, it did not acquire the Rights evidenced by this Rights Certificate for any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of such Person.


                                            ------------------------------------
                                                        Signature

                          FORM OF ELECTION TO PURCHASE

                  (To be executed if holder desires to exercise Rights represented by the Right Certificate.)

To:  Children's Broadcasting Corporation

         The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Right Certificate to purchase the Common Shares (or other securities or property) issuable upon the exercise of such Rights and requests that certificates for such Common Shares (or such other securities) be issued in the name of:

-----------------------------------------------

-----------------------------------------------
        (Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

-----------------------------------------------

-----------------------------------------------
         (Please print name and address)

Please provide Social Security or other tax identification number: _____________

Dated:_______________, _______.


                                            ------------------------------------
                                                        Signature

        (Signature must conform to holder specified on Right Certificate)


Signature Guarantee:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States acceptable to the Rights Agent and the Company.

--------------------------------------------------------------------------------
                                (To be completed)

         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and that after due inquiry and to the best of the knowledge of the undersigned, it did not acquire the Rights evidenced by this Rights Certificate for any Person who is, was or subsequently became an Acquiring Person or Affiliate or Associate of such Person.

                                            ------------------------------------
                                                        Signature

*******************************************************************************



                                     NOTICE

         The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alternation or enlargement or any change whatsoever.

         In the event the certificate set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                       Exhibit B


               FORM OF SUMMARY OF RIGHTS TO PURCHASE COMMON SHARES

         On February 14, 1998, the Board of Directors of Children's Broadcasting Corporation (the "Company") declared a dividend of one common share purchase right (a "Right") for each share of the Company's common stock, par value $0.02 per share (the "Common Shares"), outstanding as of the close of business on February 27, 1998 (the "Record Date"). Each Right will entitle the registered holder to purchase from the Company, after the Distribution Date (as defined below), Common Shares at an initial price of $18.00 (the "Purchase Price"), subject to adjustment. The Board of Directors of the Company further directed the issuance of one Right, subject to adjustment, with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date (as such terms are defined below); PROVIDED, HOWEVER, that Rights may be issued with respect to Common Shares that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date or the Final Expiration Date in certain circumstances. The Rights will be issued upon the terms and subject to the conditions set forth in a Rights Agreement dated as of February 19, 1998 (the "Rights Agreement"), between the Company and Norwest Bank Minnesota, National Association, as Rights Agent (the "Rights Agent"), as the same may be amended from time to time.

         The Rights become exercisable at any time after the Distribution Date. The Distribution Date is defined as the close of business on the earlier to occur of (A) the fifteenth business day (or such later date as may be determined by action of the Board of Directors of the Company) after the first date of public announcement by the Company or an Acquiring Person (as defined below) that any person or group of affiliated or associated persons (not including (i) the Company, (ii) any subsidiary of the Company, (iii) any person holding Common Shares acquired by that person in a transaction occurring after the Record Date and approved in advance in writing by a majority of disinterested directors of the Company's Board of Directors to the extent, but only to the extent, of the Common Shares so held (a "Company-Approved Transaction"), (iv) any employee benefit plan of the Company or of any subsidiary of the Company, (v) any person holding Common Shares for or pursuant to the terms of any employee benefit plan described in clause (iv) of this sentence to the extent, but only to the extent, of the Common Shares so held, (vi) any person who or which, together with all affiliates and associates of such person, becomes the beneficial owner of twenty percent (20%) or more of the then outstanding Common Shares as a result of the acquisition of Common Shares directly from the Company, or (vii) any person who or which, together with all affiliates and associates of such person, is the beneficial owner of twenty percent (20%) or more of the Common Shares outstanding on the twentieth business day preceding the Record Date, PROVIDED, HOWEVER, that such person shall be deemed to be an Acquiring Person upon becoming the beneficial owner, together with all affiliates and associates of such person, of any additional Common Shares representing an incremental increase of twenty percent (20%) or more of the Common Shares then outstanding, which were acquired at any time after the twentieth business day preceding the Record Date) has acquired beneficial ownership of twenty percent (20%) or more of the Common Shares (an "Acquiring Person"), or (B) the fifteenth business day (or such later date as may be determined by action of the Board of Directors of the Company) after the date of the commencement by any person or group of affiliated or associated persons (other than a person referenced in clauses (i) through (vii) of this sentence) of, or the first public announcement of the intention (which intention shall not have been withdrawn within five business days) of any person or group of affiliated or associated persons (other than a person referenced in clauses (i) through (vii) of this sentence) to commence a tender or exchange offer, the consummation of which would result in beneficial ownership by a person or group of affiliated or associated persons (other than a person referenced in clauses (i) through (vii) of this sentence) of twenty percent (20%) or more of the Common Shares then outstanding (including any such date which is after the date of the Rights Agreement and prior to the issuance of the Rights).

         The Rights will expire at the close of business on February 13, 2008 (the "Final Expiration Date"), unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

         With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates in the names of the holders thereof together with a copy of a summary of rights attached thereto, and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. With respect to certificates for Common Shares issued after the Record Date and before the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates, which will bear a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any certificate for Common Shares will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable after the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

         The Purchase Price, the number and the kind of shares covered by each Right are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the issuance of rights (other than the Rights), options or warrants to holders of Common Shares entitling them to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of the Common Shares, or (iii) upon the distribution to holders of Common Shares of evidences of indebtedness or assets (other than a regular periodic cash dividend paid out of earnings or retained earnings or a dividend payable in Common Shares) or subscription rights or warrants (other than those referred to above). The number of outstanding Rights and the number of Common Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date. Common Shares purchasable upon exercise of the Rights will not be redeemable.

         If any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than the Rights that are or were acquired or beneficially owned by the Acquiring Person (which will thereupon become null and void), will thereafter have the right to receive, upon exercise thereof at the then-current exercise price of the Right, that number of Common Shares having a market value of two times the exercise price of the Right.

         If, on or after the Shares Acquisition Date (as defined below), the Company is, in effect, acquired in a merger or other business combination transaction, or fifty percent (50%) or more of its consolidated assets or earning power is sold, proper provisions will be made so that each holder of a Right (other than Rights owned by that person or group, which will have become null and void) will thereafter have the right to receive, upon exercise thereof at the then-current exercise price of the Right, that number of shares of capital stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

         At any time after any person or group becomes an Acquiring Person and before the earlier of one of the events described in the previous paragraph, the Board of Directors of the Company may exchange the Rights (other than Rights owned by that person or group, which will have become null and void), in whole or in part, at an exchange ratio of one Common Share per Right, subject to adjustment.

         As described in the Rights Agreement, Rights issued to any person who becomes an Acquiring Person shall become null and void.

         With certain exceptions, no adjustment in the Purchase Price will be required unless such cumulative adjustments require an adjustment of at least one percent (1%) in the Purchase Price. The Company is not required to issue fractional Common Shares, and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

         At any time prior to the earlier of (x) the close of business on the tenth business day after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such (the "Shares Acquisition Date"), or (y) the Final Expiration Date, the Board of Directors of the Company may redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 (one cent) per Right, subject to adjustment (such redemption price being hereinafter referred to as the "Redemption Price"), in cash, with Common Shares, or other consideration deemed appropriate by the Board of Directors of the Company (the time at which the Rights are redeemed being referred to as the "Redemption Date"). Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, the right to exercise the Rights will terminate, the Company will promptly give public notice of the redemption, and the only right of the holders of Rights will be to receive the Redemption Price.

         For so long as the Rights are then redeemable, the Company in its sole and absolute discretion may from time to time rescind, change, supplement or amend the Rights Agreement in any respect without the approval of any holders of Rights Certificates. At any time when the Rights are no longer redeemable, the Company may supplement or amend the Rights Agreement without the approval of any holders of Rights Certificates in order to cure ambiguities, correct or supplement defective or inconsistent provisions, shorten or lengthen time periods, or otherwise change, delete or supplement provisions, so long as any such change, deletion or amendment does not adversely affect the interests of the holders of the Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person, in whose hands all Rights are null and void).

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company pursuant to such Right, including, without limitation, the right to vote or to receive dividends.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.